GRUBHUB ANNOUNCES INITIATIVES TO ENHANCE SHAREHOLDER VALUE AND

PROVIDES FINANCIAL UPDATE

Board Authorizes $100 Million Stock Repurchase Program

Expects to Secure $200 Million Credit Facility

Plans to Add Two New Independent Directors to Board

Announces Preliminary Fourth Quarter 2015 Results

CHICAGO, January 25, 2016 – GrubHub Inc. (NYSE: GRUB), the nation's leading online and mobile food-ordering and delivery platform, today announced several value-enhancing initiatives and preliminary fourth quarter 2015 results.  These initiatives include the Board’s authorization of a stock repurchase program of up to $100 million and approval for management to negotiate and enter into a credit facility of up to $200 million.  In addition, as part of GrubHub’s commitment to best-in-class corporate governance, the Board plans to appoint two additional highly qualified independent directors.

“Today’s announcement reflects the commitment of the Board and management to maximize growth and long-term shareholder value, and reflects valuable input we have received from our shareholders,” said Matt Maloney, CEO.  “We made solid progress in the fourth quarter, delivering revenue at the high end of guidance and adjusted EBITDA above guidance as we continued our momentum in delivery and leveraged our position as the clear leader in mobile and online takeout ordering.  We continue to generate excellent cash flow, and the new credit facility will further augment our already strong cash position, enabling us to aggressively pursue strategic growth opportunities in 2016 and beyond.”

“We believe our shares represent an attractive investment opportunity, and the stock repurchase authorization provides us with the ability to return value to shareholders while preserving our strong balance sheet and flexibility to pursue organic and other growth opportunities,” said Brian McAndrews, Chairman of the Board.  “We remain confident in the strength of our business and the effectiveness of our strategy, and we are committed to delivering long-term shareholder value.”

Preliminary Fourth Quarter 2015 Results

The company expects to report fourth quarter 2015 revenues at the high end of current guidance of $98 to $100 million and adjusted EBITDA modestly above current guidance of $23 to $25 million.

These preliminary, unaudited results are based on management's initial review of operations for the quarter and year ended December 31, 2015 and remain subject to the completion of GrubHub's customary annual closing and review procedures.  Final adjustments and other material developments may arise between the date of this press release and when GrubHub announces fourth quarter 2015 results and files its Annual Report on Form 10-K with the Securities and Exchange Commission.  GrubHub will report fourth quarter and full year 2015 results on February 4, 2016.

Stock Repurchase Authorization

The Board has authorized a stock repurchase program of up to $100 million.  Opportunistic stock repurchases may be made at the Company’s discretion from time to time in open market transactions or in accelerated stock buyback programs, tender offers, privately negotiated transactions or by other means.  The timing and amounts of any purchases will be based on market conditions and other factors, including balancing use of resources for repurchases against organic and other growth opportunities.  The repurchase program has no time limit, does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Credit Facility

The Company is actively negotiating terms of a syndicated credit facility of up to $200 million to further increase its financial flexibility and to enable it to be aggressive in pursuing growth opportunities.  As of December 31, 2015, the Company had cash and short-term investments of approximately $310 million.

New Directors

In keeping with its ongoing evaluation of the Board to ensure the optimal composition, expertise and qualifications of its directors, GrubHub plans to identify two new independent directors for appointment to the Board, one of whom may replace a sitting director who would step off the Board.  The search is being led by the Board’s Nominating and Corporate Governance Committee, assisted by an external search firm.

“The Board’s search is focused on bringing in world-class directors from leading companies with extensive product development expertise and/or executive leadership experience, and we welcome shareholder input regarding qualified candidates,” said Brian McAndrews. “We believe these skill sets will enhance the Board and provide valuable perspective as we continue to aggressively expand GrubHub’s delivery network while executing against the significant opportunity in takeout ordering.”

Forward-looking Statements

This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of GrubHub following its recent acquisitions and investment in delivery. Any statements that refer to characterizations of future events, circumstances or results, including all statements related to the timing or amount of future stock repurchases, the entering into and terms of any credit facility, the identification of candidates and expansion of our board, and our expected full year 2015 earnings are also forward-looking statements. Such statements constitute "forward-looking" statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled "Risk Factors" in our Annual Report on Form 10-K filed on March 5, 2015, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense.

We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

A reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to our ability to estimate the excluded items are not accessible or practically estimable at this time.

About GrubHub

GrubHub (NYSE: GRUB) is one of the nation's largest portfolios of online and mobile takeout food ordering and delivery services. Connecting diners to more than 35,000 restaurants in more than 1,000 U.S. cities and London, the company's platforms and services strive to make takeout better through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. The GrubHub Inc. portfolio of brands includes GrubHub, Seamless, AllMenus, MenuPages, Restaurants on the Run, DiningIn and Delivered Dish.

Media Contact Sandra Glading press@grubhub.com	Investor Contact Anan Kashyap Corporate Finance & Investor Relations ir@grubhub.com